    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 2004

                              REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                               INPUT/OUTPUT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                              22-2286646
         (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
        OF INCORPORATION OR ORGANIZATION)           IDENTIFICATION NUMBER)

                              12300 PARC CREST DR.
                              STAFFORD, TEXAS 77477
                                 (281) 933-3339

   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

               INPUT/OUTPUT, INC. 2003 EMPLOYEE STOCK OPTION PLAN
                              (FULL TITLE OF PLAN)

                               J. MICHAEL KIRKSEY
                       EXECUTIVE VICE PRESIDENT AND CHIEF
                                FINANCIAL OFFICER
                               INPUT/OUTPUT, INC.
                              12300 PARC CREST DR.
                              STAFFORD, TEXAS 77477
                                 (281) 933-3339

       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                 WITH COPIES TO:
                           FULBRIGHT& JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                          ATTENTION: MARC H. FOLLADORI
                                 (713) 651-5151

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                 PROPOSED            PROPOSED MAXIMUM
TITLE OF SECURITIES       AMOUNT TO           MAXIMUM OFFERING      AGGREGATE OFFERING        AMOUNT OF
TO BE REGISTERED      BE REGISTERED(1)(2)    PRICE PER SHARE(2)          PRICE(2)         REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
 Common Stock
 $.01 par value        1,500,000 shares          $5.17                 $7,755,000.00           $982.56
==========================================================================================================

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Input/Output Inc. 2003 Employee Stock Option Plan (the "Plan").

(2) The 1,500,000 shares registered hereby represent shares issuable pursuant to the Plan. With respect to the shares registered hereby, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 on the basis of the average high and low sale prices for the Company's Common Stock on February 5, 2004 as reported on the New York Stock Exchange composite tape.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The contents of the following documents filed by Input/Output, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement (this "Registration Statement") by reference:

         - The Company's Annual Report on Form 10-K for the year ended December 31, 2002;

         - The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 September 30, 2003, and on Form 10-Q/A for the quarters ended June 30 and September 30, 2003;

         - The Company's Current Reports on Form 8-K filed on March 31, April 17, December 4, December 5 and December 17, 2003;

         - The description of the Company's common stock contained in the Company's registration statement on Form 8-A dated October 14, 1994 filed under Section 12(b) of the Exchange Act, as amended by the Company's Current Report on Form 8-K filed on March 8, 2002; and

         - The description of the Company's rights to purchase Series A Preferred Stock, par value $0.01 per share, contained in the Company's registration statement on Form 8-A12B filed on January 27, 1997, as amended by the Company's amended registration statement on Form 8-A12B/A filed on May 7, 1999.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The General Corporation Law of the State of Delaware ("DGCL") permits the Company and its stockholders to limit directors' exposure to liability for certain breaches of the directors' fiduciary duty, either in a suit on behalf of the Company or in an action by stockholders of the Company. The Certificate of Incorporation of the Company (the "Charter") provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Amended and Restated Bylaws (the "Bylaws") of the Company provide that the Company shall, to the full extent permitted by applicable laws (including the DGCL), indemnify its directors, officers, employees and agents with respect to expenses (including counsel fees), judgments, fines, penalties, other liabilities and amounts incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding to which such person is or was a party, or is or was threatened to be made a party, by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Company or any of its subsidiaries, or is or was serving at the request of the Company or any of its subsidiaries as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws provide that the indemnification provided pursuant to the Bylaws is not exclusive of any other rights to which those seeking indemnification may be entitled under any provision of law, certificate of incorporation, bylaws, governing documents, agreement, vote of stockholders or disinterested directors or otherwise. The Company has entered into indemnification agreements with each of its officers and directors and intends to enter into indemnification agreements with each of its future officers and directors. Pursuant to such indemnification agreements, the Company has agreed to indemnify its officers and directors against certain liabilities.

         The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities, including certain liabilities which may arise out of this Registration Statement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

                  4.1 Rights Agreement, dated as of January 17, 1997, by and between the Company and Harris Trust and Savings Bank, as Rights Agent, including exhibits thereto, filed as Exhibit 1 to the Company's Registration Statement on Form 8-A dated January 27, 1997, which is incorporated by reference herein, as amended by the First Amendment to Rights Agreement, dated as of April 21, 1999, by and between the Company and Harris Trust and Savings Bank, as Rights Agent, filed as
                           Exhibit 10.3 to the Company's Current Report on Form 8-K filed on May 7, 1999, which is incorporated by reference herein.

                  4.2 Form of rights certificate to purchase Series A Preferred Stock, par value $0.01 per share, filed as
                           Exhibit 3 to the Company's Registration Statement on Form 8-A dated January 27, 1997, which is incorporated herein by reference.

                  4.3      The Input/Output, Inc. 2003 Employee Stock Option
                           Plan.

                  5.1      Opinion of Fulbright & Jaworski L.L.P.

                  23.1     Consent of PricewaterhouseCoopers LLP.

                  23.2     Consent of KPMG LLP.

                  23.3 Consent of Fulbright & Jaworski L.L.P. (included in their opinion filed as Exhibit 5.1).

                  24.1 Powers of Attorney (included on the signature page hereto).

ITEM 9.  UNDERTAKINGS

         A.  Undertaking to Update

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.       Undertaking With Respect to Documents Incorporated by
Reference

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       Undertaking With Respect to Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stafford, State of Texas, on February 10, 2004.

                               INPUT/OUTPUT, INC.

                               By:         /s/ Robert P. Peebler
                                  ---------------------------------------------
                                            Robert P. Peebler
                               President, Chief Executive Officer and Director

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert P. Peebler and J. Michael Kirksey, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                       TITLE                                 DATE
-----------------------------           --------------------------------------          -------------------
    /s/ Robert P. Peebler               President, Chief Executive Officer and
-----------------------------           Director (principal executive officer)          February 10, 2004
      Robert P. Peebler

                                             Executive Vice President
   /s/ J. Michael Kirksey                    and Chief Financial Officer                February 10, 2004
-----------------------------              (principal financial officer)
     J. Michael Kirksey

   /s/ Michael L. Morrison               Controller and Director of Accounting          February 10, 2004
-----------------------------               (prinicipal accounting officer)
     Michael L. Morrison

  /s/ James M. Lapeyre, Jr.                    Chairman of the Board of                 February 10, 2004
-----------------------------                    Directors and Director
    James M. Lapeyre, Jr.

   /s/ Bruce S. Applebaum                              Director                         February 10, 2004
-----------------------------
  Bruce S. Appelbaum, Ph.D

/s/ Theodore H. Elliott, Jr.                           Director                         February 10, 2004
-----------------------------
  Theodore H. Elliott, Jr.

     /s/ Franklin Myers                                Director                         February 10, 2004
-----------------------------
       Franklin Myers

      /s/ John N. Seitz                                Director                         February 10, 2004
-----------------------------
        John N. Seitz

     /s/ Sam K. Smith
-----------------------------
        Sam K. Smith                                   Director                         February 10, 2004

                                INDEX TO EXHIBITS

                  4.1 Rights Agreement, dated as of January 17, 1997, by and between the Company and Harris Trust and Savings Bank, as Rights Agent, including exhibits thereto, filed as Exhibit 1 to the Company's Registration Statement on Form 8-A dated January 27, 1997, which is incorporated by reference herein, as amended by the First Amendment to Rights Agreement, dated as of April 21, 1999, by and between the Company and Harris Trust and Savings Bank, as Rights Agent, filed as
                           Exhibit 10.3 to the Company's Current Report on Form 8-K filed on May 7, 1999, which is incorporated by reference herein.

                  4.2 Form of rights certificate to purchase Series A Preferred Stock, par value $0.01 per share, filed as
                           Exhibit 3 to the Company's Registration Statement on Form 8-A dated January 27, 1997, which is incorporated herein by reference.

                  4.3      The Input/Output, Inc. 2003 Employee Stock Option
                           Plan.

                  5.1      Opinion of Fulbright & Jaworski L.L.P.

                  23.1     Consent of PriceWaterhouseCoopers LLP.

                  23.2     Consent of KPMG LLP.

                  23.3 Consent of Fulbright & Jaworski L.L.P. (included in their opinion filed as Exhibit 5.1).

                  24.1 Powers of Attorney (included on the signature page hereto).